UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 28, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370
(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2006, the Board of Directors of Pennichuck Corporation (the “Company”) approved an amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and American Stock Transfer & Trust Company (the “Rights Agent”), which Rights Agreement was originally adopted on April 20, 2000. The Company expects that the amendment to the Rights Agreement will become effective in August 2006, when the amendment instrument is executed by the Company and the Rights Agent. The material terms of that amendment are described in Item 3.03 of this Report.

Item 3.03. Material Modification to Rights of Security Holders.

The amendment to the Rights Agreement, when effective, will increase the percentage of beneficial ownership required to trigger rights under the Rights Agreement from 10% to 15% by changing the definition of an “Acquiring Person” under the Rights Agreement. Specifically, prior to the amendment, an “Acquiring Person” was defined as any beneficial owner of more than 10% of the shares of common stock of the Company, other than the Company and any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding shares of common stock of the Company for or pursuant to the terms of any such employee benefit plan. As amended, the Rights Agreement will define an “Acquiring Person” to be any beneficial owner of more than 15% of the shares of common stock of the Company, other than persons excluded above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: August 2, 2006	By:	/s/ Hannah McCarthy
		Name:	Hannah McCarthy
		Title:	President and Chief Executive Officer

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